UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2025

FLUX POWER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31543	92-3550089
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2685 S. Melrose Drive, Vista, California	92081
(Address of Principal Executive Offices)	(Zip Code)

877-505-3589

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	FLUX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

As previously disclosed, Flux Power Holdings, Inc. (the “Company”) held a special meeting of stockholders on August 29, 2025. Upon receipt of approval by a majority of stockholders of record entitled to vote at the Special Meeting as of the record date of July 14, 2025, on September 10, 2025, the Company filed a Second Amended and Restated Articles of Incorporation (the “Restated Articles”) with the Secretary of State of the State of Nevada (“Nevada Secretary of State”) to among other things, (i) increase the aggregate number of authorized shares of preferred stock from 500,000 to 3,000,000, $0.001 par value per share (“Preferred Stock”), (ii) grant the Board authority to fix the rights and preferences of the preferred stock by resolution from time to time, and (iii) designate 1,000,000 shares of Preferred Stock as “Series A Convertible Preferred Stock”, $0.001 par value per share (the “Series A Preferred Stock”), with rights, preferences, privileges and restrictions set forth therein. The Restated Articles became effective upon filing with the Nevada Secretary of State on September 10, 2025. The Restated Articles did not have any effect on the par value per share of the Company’s Common Stock.

A summary of the material rights, preferences, privileges and restrictions of the Series A Preferred Stock (the “Series A Designation”) are set forth as follows:

Rank. With respect to payment of dividends and distribution of assets upon liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, all shares of Series A Preferred Stock rank senior to all the Common Stock and any other class of securities that is specifically designated as junior to the Series A Preferred Stock (“Junior Securities”).

Voting Rights. The holders of shares of Series A Preferred Stock have a right to vote as a single class with the holders of Common Stock on an as-if-converted-to-Common-Stock-basis based on the greater of the (i) Conversion Price, or the (ii) Minimum Price as defined in Rule 5635(d) of the Nasdaq Listing Rules, except that holders of Series A Preferred Stock shall have the right to vote as a separate class with respect to certain specified matters.

Dividends. The holders of each share of the Series A Preferred Stock then outstanding are entitled to receive cumulative cash dividends at an annual dividend rate of 8.0%, payable quarterly on the last day of March, June, September, and December of each year, which may be payable in kind or in cash at the option of the Company

Liquidation, Dissolution, or Winding Up. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), bankruptcy event, or change of control, the holders of shares of Series A Preferred Stock will be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the purchase price per warrant to purchase Series A Preferred Stock paid for by the holders of Series A Preferred Stock (adjusted for any stock splits, stock dividends, recapitalizations, or similar transaction with respect to the Series A Preferred Stock) (the “Liquidation Value”) for each share of Series A Preferred Stock before any distribution or payment will be made to the holders of any Junior Securities, and if the assets of the Company will be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of shares of Series A Preferred Stock will be ratably distributed among such holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Conversion Rights. The holders of shares of Series A Preferred Stock have the right to convert all or any portion of the outstanding shares of Series A Preferred Stock held by such holder multiplied by the Liquidation Value into shares of the Company’s common stock at the initial conversion price equal to 120% of the 20-day volume weighted average price (“VWAP”) per share of Common Stock immediately preceding the initial closing in which the warrants to purchase Series A Preferred Stock were first issued to such holders (the “Conversion Price”), with automatic conversion at the Conversion Price upon (i) the conversion of the shares of Series A Preferred Stock by a then majority of holders of Series A Preferred Stock (the “Majority Holders”), (ii) the affirmative vote or written consent by the Majority Holder to convert all outstanding shares of Series A Preferred Stock, and (iii) on the fifth (5th) anniversary of the initial closing date in which the warrants to purchase Series A Preferred Stock are first issued to such holders of Series A Preferred Stock.

Adjustments to Conversion Price and Conversion Shares. The Conversion Price is subject to standard weighted average anti-dilution protection, and anti-dilution protection against issuance of securities by the Company in certain incidences, such as (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, Common Stock, and (ii) in the event of any capital reorganization, reclassification of the capital stock, consolidation or merger of the Company.

The foregoing descriptions of the Restated Articles and summary of the material terms of the Series A Designation do not purport to be complete and is qualified in its entirety by reference to the complete text of the Restated Articles which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.03 Amendments of Articles of Incorporation; Change in Fiscal Year.

The information contained in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Exhibit Description
3.1	Second Amended and Restated Articles of Incorporation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flux Power Holdings, Inc.
a Nevada corporation

	By:	/s/ Krishna Vanka
Krishna Vanka
Chief Executive Officer

Dated: September 15, 2025